UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 29, 2007 (May 30, 2007)
LaBARGE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-05761	73-0574586

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9900 Clayton Road, St. Louis, Missouri		63124

(Address of principal executive offices)		(Zip Code)
(314) 997-0800
Registrant’s telephone number, including area code
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing Obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Securities Act (17 CFT 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFT 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
99	Text of slides to be shown during the Registrant’s presentation on May 30 and 31, 2007.
Item 7.01 Regulation FD Disclosure
          On May 30 and 31, 2007 certain members of the Registrant’s management will meet with institutional investors and will make a presentation. The text of slides to be shown during the presentation is attached hereto and incorporated herein by reference as Exhibit 99 to this Form 8-K.
The furnishing of this Exhibit is not intended to constitute a representation that such furnishing is required by Regulation FD or that the information it contains includes material investor information that is not otherwise publicly available. Statements in Exhibit 99 that are not strictly historical are “forward-looking” statements within the meaning of the safe harbor provisions of the federal securities laws. Investors are cautioned that such statements are only predictions, and speak only as of May 30 and 31, 2007, the dates of the presentation. The Registrant does not assume any obligation to update such information in the future. The Registrant’s actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the Registrant’s operations and business environment including, but not limited to: the impact of increasing competition or deterioration of economic conditions in LaBarge’s markets; cutbacks in defense spending by the U.S. Government; the outcome of litigation the Company is party to; unexpected increases in the cost of raw material, labor and other resources necessary to operate LaBarge’s business; and the availability, amount, type and cost of financing for LaBarge and any changes to that financing and other factors discussed in our Annual and Quarterly Reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LaBarge, Inc. (Registrant)
Date: May 30, 2007	By:	/s/ Donald H. Nonnenkamp

Donald H. Nonnenkamp
Vice President, Chief Financial Officer and Secretary

Exhibit Index

Index
Number	Description

99	Text of slides to be shown during the Registrant’s presentation on May 30 and 31, 2007.